UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2006

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road		30084
Tucker, Georgia		(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 22, 2006 Tauber & Balser, PC resigned as Video Display Corporation’s (the “Company”) independent registered public accounting firm.

Tauber & Balser, PC’s report on the Company’s consolidated financial statements for the fiscal year ended February 28, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  For the fiscal year ended February 28, 2006, and up to the date of Tauber & Balser, PC’s resignation, there has been no disagreement between the Company and Tauber & Balser, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On January 29, 2006, Tauber & Balser PC notified the Audit Committee of a material weakness in the Registrant’s internal control structure. The area that was deemed to contain a material weakness surrounded ineffective procedures and controls to accurately calculate and record its provisions for income taxes and franchise taxes.

On June 9, 2006 Tauber & Balser, PC notified the Audit Committee of a material weakness in the Registrant’s internal control structure.  The areas that were deemed to contain material weakness surrounded the failure to have in place adequate controls to ensure inventory costing was appropriately accounted for according to the Company’s accounting policy; and the failure to have adequate controls to ensure reconciliation of pertinent account balances with the underlying records and general ledger in a timely manner, which could affect the reported results for the accounting period.

On September 12, 2006, the Audit Committee of the Board of Directors appointed Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants.  The Audit Committee has authorized Tauber & Balser, PC to respond fully to all inquiries, including inquiries related to the reportable events noted above, made by the successor firm, Carr, Riggs & Ingram, LLC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

16	Letter from Tauber & Balser, PC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2006	VIDEO DISPLAY CORPORATION

		By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer